Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

Ultra Clean Announces Fourth Quarter and Fiscal Year 2016 Financial Results
Revenue and EPS Reach New Highs

HAYWARD, Calif., February 22, 2017 /PRNewswire/ -- Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a leading developer and supplier of critical systems and subsystems for the semiconductor capital equipment, flat panel, medical, energy and research industries, today reported its financial results for the fourth quarter and fiscal year ended December 30, 2016.

“2016 was a year of extraordinary growth for UCT. Total revenue and semiconductor revenue reached record highs and together with continued focus on operational excellence resulted in a significantly improved bottom line,” said Jim Scholhamer, President and CEO. “By expanding our capabilities beyond gas panels and keeping pace with exceptional market demand, we are creating an even stronger link with our customers and have been able to capitalize on new opportunities. We are well positioned to reach our longer-term revenue and profitability goals.”

GAAP Financial Results

Total revenue for the fourth quarter of 2016 was $174.5 million, an increase of 19.4% over the third quarter of 2016 and 68.8% from the same period a year ago. Semiconductor revenue increased 20.6% from the third quarter of 2016 and 60.7% from the same period a year ago. Total revenue from outside the U.S. rose 23.8% sequentially and 126.2% over the same period a year ago. Gross margin for the fourth quarter of 2016 was 17.0% compared with 16.1% for the prior quarter and 12.9% for the same period a year ago. Net income for the fourth quarter was $10.0 million, or $0.30 per share (basic and diluted), compared with net income of $2.6 million, or $0.08 per share (basic and diluted) in the previous quarter, and a net loss of $15.8 million, or $0.49 per share (basic and diluted) for the same period a year ago.

Net cash for the fourth quarter 2016 increased $6.7 million compared to the third quarter of 2016. Cash and cash equivalents were $52.5 million, an increase of $5.2 million compared with the third quarter of 2016. Outstanding debt was $67.8 million, a decrease of $1.5 million compared with the third quarter of 2016.

Total revenue for fiscal 2016 was $562.8 million, an increase of 20.0% from fiscal 2015. Semiconductor revenue increased 17.3% over 2015. Revenue outside the U.S. was 48.0% of total revenue in 2016 compared with 34.5% in 2015. Gross margin for 2016 was 15.4% compared with 15.1% for 2015. Net income for 2016 was $10.1 million, or $0.31 per basic share and $0.30 per diluted share compared with a net loss of $10.7 million, or $0.34 per share (basic and diluted) in 2015.

Non-GAAP Financial Results

Non-GAAP net income for the fourth quarter of 2016 was $12.0 million and non-GAAP net income per diluted share was $0.36. Non-GAAP net income and non-GAAP net income per diluted share exclude pre-tax charges for intangible asset amortization, costs related to the closure of one of the Company’s U.S. facilities, impairment charges for obsolete equipment held for sale, as well as costs incurred to terminate a contractual obligation related to our 3D printing business in Singapore, offset by the corresponding increase in tax expense from these items. This compares to third quarter non-GAAP net income and non-GAAP net income per diluted share of $5.7 million and $0.17, respectively, and non-GAAP net loss of $0.3 million and non-GAAP net loss per diluted share of $0.01 for the fourth quarter of 2015.

Non-GAAP net income for fiscal year 2016 was $21.4 million and non-GAAP net income per diluted share was $0.65. Non-GAAP net income and non-GAAP net income per diluted share exclude: (i) pre-tax charges for intangible assets amortization, costs related to our executive transition, costs related to the closure of one of the Company’s U.S. facilities, impairment charges for obsolete equipment held for sale, as well as costs incurred to terminate a contractual obligation related to our 3D printing business in Singapore, offset by the corresponding increase in tax expense from these items and (ii) income tax expense related to the tax valuation allowances. This compares to prior fiscal year non-GAAP net income and non-GAAP net income per diluted share of $10.2 million and $0.32, respectively.

The Company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release.

First Quarter 2017 Outlook

The Company expects revenue to be between $190.0 million to $197.0 million and GAAP net income per diluted share to be in the range of $0.37 to $0.42. The Company expects non-GAAP net income per diluted share to be in the range of $0.40 to $0.45.

Conference Call

UCT will conduct a conference call today, Wednesday, February 22, 2017, beginning at 1:45 p.m. PDT.

The call-in number is (844) 826-3034 (domestic) and (412) 317-5179 (international). A replay of the conference will be available for seven days following the call at (877) 344-7529 (domestic) and (412) 317-0088 (international). The confirmation number for live broadcast and replay is 10100095 (all callers).

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical systems and subsystems for the semiconductor capital equipment, flat panel, medical, energy and research industries. Ultra Clean offers its customers an integrated outsourced solution for gas delivery systems and other subassemblies, improved design-to-delivery cycle times, component neutral design and manufacturing and component testing capabilities. Ultra Clean’s customers are primarily original equipment manufacturers for the semiconductor capital equipment, flat panel, medical, energy and research industries. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

Use of Non-GAAP Measures

Management uses non-GAAP net income and net income per diluted share to evaluate the Company's operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing our core business and business trends and comparing performance to prior periods, along with enhancing investors' ability to view the Company's results from management's perspective. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release. A reconciliation of our guidance for non-GAAP net income per diluted share for the first quarter of fiscal year 2017 is not available due to fluctuations in the geographic mix of our earnings from quarter to quarter, which impacts our tax rate and cannot be reasonably predicted or determined. As a result, such reconciliation is not available without unreasonable efforts and we are unable to determine the probable significance of the unavailable information.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates,", “projection”, “outlook”, “forecast”, "believes," "plan," "expect," "future,"' "intends," "may," "will," "estimates," "predicts," and similar expressions to identify these forward-looking statements. Forward looking statements included in this press release include our expectations about achieving our longer-term revenue and profitability goals and with respect to our first quarter 2017 outlook. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, the Company’s actual results may differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors also include, among others, those identified in "Risk Factors”, "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in our annual report on Form 10-K for the year ended December 25, 2015 as filed with the Securities and Exchange Commission and subsequently filed quarterly reports on Form 10-Q. Additional information will also be set forth in our annual report on Form 10-K for the year ended December 30, 2016. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise unless required by law.

Contact:

Sheri Brumm

UCT Senior VP Finance, CFO

510-576-4705

Annie Leschin

Investor Relations

415-775-1788

ULTRA CLEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share data)

	Three months ended		Twelve months ended
	December 30,	December 25,	December 30,	December 25,
	2016	2015	2016	2015

Sales	$174,545	$103,420	$562,759	$469,103
Cost of goods sold	144,844	90,079	475,976	398,073
Gross profit	29,701	13,341	86,783	71,030

Operating expenses:
Research and development	2,818	2,259	9,900	9,578
Sales and marketing	3,031	3,005	11,568	11,499
General and administrative	11,182	11,391	42,924	44,112
Total operating expenses	17,031	16,655	64,392	65,189
Income from operations	12,670	(3,314)	22,391	5,841
Interest and other income (expense), net	(181)	(163)	(3,444)	(2,234)
Income before provision for income taxes	12,489	(3,477)	18,947	3,607
Income tax provision	2,536	12,311	8,896	14,339
Net income	$9,953	$(15,788)	$10,051	$(10,732)

Net income per share:
Basic	$0.30	$(0.49)	$0.31	$(0.34)
Diluted	$0.30	$(0.49)	$0.30	$(0.34)
Shares used in computing net income per share:
Basic	32,877	32,212	32,632	31,564
Diluted	33,526	32,212	33,150	31,564

ULTRA CLEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	December 30,	December 25,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$52,465	$50,103
Accounts receivable, net of allowance	74,663	59,148
Inventory	103,861	72,716
Other current assets	6,461	8,172
Total current assets	237,450	190,139

Equipment and leasehold improvements, net	18,858	17,267
Goodwill	85,248	85,248
Purchased intangibles, net	37,024	42,782
Deferred tax asset, net	1,355	-
Other non-current assets	762	717
Total assets	$380,697	$336,153

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$16,819	$12,744
Accounts payable	71,189	39,660
Other current liabilities	13,053	11,800
Total current liabilities	101,061	64,204

Bank borrowings, net of current portion	50,931	62,795
Deferred tax liability	9,917	5,026
Other long-term liabilities	2,657	3,185
Total liabilities	164,566	135,210

Stockholders’ equity:
Common stock	178,477	172,975
Retained earnings	38,037	27,986
Accumulated other comprehensive income (loss)	(383)	(18)
Total stockholders’ equity	216,131	200,943
Total liabilities and stockholders’ equity	$380,697	$336,153

ULTRA CLEAN HOLDINGS, INC.
UNAUDITED RECONCILATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
	December 30,	September 23,	December 25,	December 30,	December 25,
	2016	2016	2015	2016	2015

Reconciliation of GAAP Net Income to Non-GAAP Net Income (in thousands)
Reported net income on a GAAP basis	$9,953	$2,614	$(15,788)	$10,051	$(10,732)
Amortization of intangible assets (1)	1,439	1,438	2,170	5,757	6,212
Executive transition costs (2)	-	925	421	925	2,783
Restructuring charges (3)	109	(105)	245	251	245
Acquisition costs (4)	-	-	-	-	642
Impairment of "held for sale" assets (5)	666	-	-	666	-
Termination of contractual obligation (6)	438	-	-	438	-
Income tax effect of non-GAAP adjustments (7)	(549)	(574)	(794)	(1,664)	(2,767)
Income tax effect of valuation allowance (8)	(49)	1,391	13,424	4,964	13,859
Non-GAAP net income	$12,007	$5,689	$(322)	$21,388	$10,242

Reconciliation of GAAP Income from operations to Non-GAAP Income from operations (in thousands)
Reported income from operations on a GAAP basis	$12,670	$6,700	$(3,314)	$22,391	$5,841
Amortization of intangible assets (1)	1,439	1,438	2,170	5,757	6,212
Executive transition costs (2)	-	925	421	925	2,783
Restructuring charges (3)	109	(105)	245	251	245
Acquisition costs (4)	-	-	-	-	642
Impairment of "held for sale" assets (5)	666	-	-	666	-
Termination of contractual obligation (6)	438	-	-	438	-
Non-GAAP income from operations	$15,322	$8,958	$(478)	$30,428	$15,723

Reconciliation of GAAP Operating margin to Non-GAAP Operating margin
Reported operating margin on a GAAP basis	7.3%	4.6%	(3.2%)	4.0%	1.2%
Amortization of intangible assets (1)	0.8%	1.0%	2.1%	1.0%	1.3%
Executive transition costs (2)	-	0.6%	0.4%	0.2%	0.6%
Restructuring charges (3)	0.1%	(0.1%)	0.2%	-	0.1%
Acquisition costs (4)	-	-	-	-	0.1%
Impairment of "held for sale" assets (5)	0.4%	-	-	0.1%	-
Termination of contractual obligation (6)	0.2%	-	-	0.1%	-
Non-GAAP operating margin	8.8%	6.1%	(0.5%)	5.4%	3.3%

Reconciliation of GAAP Gross profit to Non-GAAP Gross profit (in thousands)
Reported gross profit on a GAAP basis	$29,701	$23,491	$13,341	$86,783	$71,030
Impairment of "held for sale"assets (5)	636	-	-	636	-
Non-GAAP gross profit	$30,337	$23,491	$13,341	$87,419	$71,030

Reconciliation of GAAP Gross margin to Non-GAAP Gross margin
Reported gross margin on a GAAP basis	17.0%	16.1%	12.9%	15.4%	15.1%
Impairment of "held for sale"assets (5)	0.4%	-	-	0.1%	-
Non-GAAP gross margin	17.4%	16.1%	12.9%	15.5%	15.1%

1 Amortization of intangible assets related to the Company's acquisitions of AIT, Marchi and Miconex
2 Represents expense for termination benefits paid to former executives of the Company
3 Adjustment to previous restructuring reserve related to the abandonment of one of the Company's facilities
4 Costs incurred related to the acquisitions of Marchi and Miconex
5 Impairment of assets classified as "held for sale" related to our 3D printing business in Singapore
6 Amount paid related to the termination of a long-term contractual obligation related to our 3D printing business in Singapore
7 Tax effect of items (1) through (6) above based on the non-gaap tax rate shown below
8 The Company's GAAP tax expense is substantially higher than the Company's non-GAAP tax expense, primarily due to losses in the U.S. with full federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense considers the tax implications as if there was no federal or state valuation allowance position in effect.

	Three Months Ended			Twelve Months Ended
	December 30,	September 23,	December 25,	December 30,	December 25,
	2016	2016	2015	2016	2015

Reconciliation of GAAP Earnings Per Diluted Share to Non-GAAP Earnings Per Diluted Share
Reported net income on a GAAP basis	$0.30	$0.08	$(0.49)	$0.30	$(0.34)
Amortization of intangible assets	0.04	0.04	0.07	0.18	0.20
Executive transition costs	-	0.03	0.01	0.03	0.09
Restructuring charges	-	-	0.01	0.01	0.01
Acquisition costs	-	-	-	-	0.02
Impairment of "held for sale" equipment	0.02	-	-	0.02	-
Termination of contractual obligation	0.01	-	-	0.01	-
Income tax effect of non-GAAP adjustments	(0.01)	(0.02)	(0.03)	(0.05)	(0.09)
Income tax effect of valuation allowance	-	0.04	0.42	0.15	0.43
Non-GAAP net income	$0.36	$0.17	$(0.01)	$0.65	$0.32
Weighted average number of diluted shares (thousands)	33,526	33,100	32,212	33,150	31,564

ULTRA CLEAN HOLDINGS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

	Three Months Ended			Twelve Months Ended
	December 30,	September 23,	December 25,	December 30,	December 25,
	2016	2016	2015	2016	2015
(in thousands, except percentages)
Provision for income taxes on a GAAP basis	$2,536	$2,750	$12,311	$8,896	$14,339
Income tax effect of non-GAAP adjustments (1)	549	574	794	1,664	2,767
Income tax effect of valuation allowance (2)	49	(1,391)	(13,424)	(4,964)	(13,859)
Non-GAAP provision for income taxes	$3,134	$1,933	$(319)	$5,596	$3,247

Income before income taxes on a GAAP basis	$12,489	$5,364	$(3,477)	$18,947	$3,607
Amortization of intangible assets	1,439	1,438	2,170	5,757	6,212
Executive transition costs	-	925	421	925	2,783
Restructuring charges	109	(105)	245	251	245
Impairment of "held for sale" assets	666	-	-	666	-
Termination of a long-term contractual obligation	438	-	-	438	-
Acquisition costs	-	-	-	-	642
Non-GAAP income before income taxes	$15,141	$7,622	$(641)	$26,984	$13,489

Effective income tax rate on a GAAP basis	20.3%	51.3%	(354.1%)	47.0%	397.5%
Non-GAAP effective income tax rate	20.7%	25.4%	49.7%	20.7%	24.1%

1 Tax effect of items (1) through (6) above based on the non-gaap tax rate
2 The Company's GAAP tax expense is substantially higher than the Company's non-GAAP tax expense, primarily due to losses in the U.S. with full federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense considers the tax implications as if there was no federal or state valuation allowance position in effect.